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                                 EXHIBIT 23.2


                         CONSENT OF ERNST & YOUNG LLP

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                                                                   EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-      ) pertaining to the Beverly Enterprises, Inc.
Non-Employee Director Deferred Compensation Plan of our report dated
February 7, 1997, except for Note 2, paragraph 3, as to which the date is March 13, 1997, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP



June 2, 1997
Little Rock, Arkansas